EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER OF THE COMPANY
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
UNDER THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of SecureWorks Corp. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The annual report on Form 10-K of the Company for the fiscal year ended January 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 27, 2020	/s/ Michael R. Cote
Michael R. Cote
President and Chief Executive Officer

Date:	March 27, 2020	/s/ Paul M. Parrish
Paul M. Parrish
Chief Financial Officer